EXHIBIT 10.1

AGREEMENT

This Agreement (“Agreement”) is made and entered into this 21st day of March, 2010, by and between Moving Box Entertainment, LLC, its successors and assigns, a North Carolina limited liability company of 222 East Jones Avenue, Wake Forest, North Carolina 27587 (“MBE”); Garrett, LLC, its successors and assigns, a Kentucky limited liability company of 3505 Castlegate Court, Lexington, Kentucky 40502, Ian McKinnon, #2302, 4801 Bonita Bay Boulevard, Bonita Springs, Florida 34134, and Brad Miller, PO Box 487, Hamilton, Indiana 47642 (Garrett, LLC, Ian McKinnon, and Brad Miller are hereinafter collectively referred to as “Investors”), Andreas Wilckin, Jr. (“Wilcken”), Moving Box, Inc., a Delaware corporation (“Moving Box”) and Uptone Pictures, Inc. a North Carolina corporation (“UP”) [MBE, Investors, Wilckin, Moving Box and UP collectively referred to in this Agreement as the “Parties”].

WHEREAS, MBE is a wholly-owned subsidiary of Moving Box; and

WHEREAS, MBE is a production company in the business of producing, developing and exploiting various media projects such as movies, documentaries, television programs, and audio programs for use and application in the entertainment marketplace; and

WHEREAS, MBE desires to produce a movie entitled “A Box for Rob”, and further desires to sell, lease, license, distribute and syndicate the movie and develop other related media products and platforms related to “A Box For Rob” as a for-profit enterprise; and

WHEREAS, MBE desires to grant and convey royalty rights in and to the Project in return for funding from Investors; and

WHEREAS, the Investors desire to provide funding for the Project in return for royalty rights in and to the Project, all under the terms and conditions set forth herein; and

WHEREAS, Wilcken desires to provide additional funding for the Project and the business of MBE/Moving Box as a loan under the terms and conditions of the Promissory Note attached hereto as Exhibit A; and

WHEREAS, MBE desires to appoint UP to be the production company motion picture
“A BOX FOR ROB;”  and

WHEREAS, the Parties wish to rescinded in their entirety various prior agreements and obligations between and/or among themselves and have such prior agreements and obligations between and/or among themselves replaced in their entirety by this Agreement.

NOW, THEREFORE, for an in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged by all Parties, the Parties hereto agree as follows:

1.  The Royalty Rights Agreement made and entered into this first day of June 2010, by and between MBE and the Investors and the amendment thereto dated January 13, 2011 are rescinded in their entirety and replaced by this Agreement.

2.  The Contractual Agreement executed on March 5, 2010 between MBE and UP and the amendment thereto dated January 13, 2011 are rescinded in their entirety and replaced by this Agreement.

3.  The promissory noted dated July 13, 2010 as amended on January 13, 2011 from Moving Box to Wilcken attached hereto as Exhibit A (the “Wilcken Note”) is assigned in its entirety to MBE, who assumes all liability thereon and releases Moving Box for any liability on the Wilcken Note.

4.  The receipt of the prior investment of Investors of $154,000.00 for use in the Project and the payment of said amount to UP is acknowledged by the Parties.  The receipt of all $110,200 under the Wilcken Note is acknowledged by the Parties.

5.  All Royalty Payments to Investors hereunder are owned and divided among the Investors, their heirs, executors, administrators, successors and assigns as follows:

Name and Address	Contribution	Royalty Percentage Interest

GARRETT, LLC 3505 Castlegate Court Lexington, Kentucky 40502	$25,000	16.23%

Ian McKinnon #2302, 4801 Bonita Bay Boulevard Bonita Springs, Florida 34134	$104,000	67.53%

Brad Miller PO Box 487 Hamilton, Indiana 47642	$25,000	16.23%

6. In connection with the Project, MBE agrees to:

•	Provide the cash resources based on budget for the production for the production of the film A BOX FOR ROB, which amount is $264,200.
•	Manage with UP “A BOX FOR ROB”

UP agrees to:

•	Deliver a completed project to MBE within the budget which means:
o	Edited
o	Color corrected
o	Music and SFX
o	Mastered
o	Ready for Distribution
•	Provide MBE with Marketing Materials
•	Provide MBE with a distribution strategy
•	Provide MBE with ways to maximize the exploitation of the motion picture “A BOX FOR ROB.”

7.  All Revenues from the Project shall be used, paid and/or distributed monthly or as otherwise determined by MBE as follows:

a. First to pay the Costs of the Project.

b. Second, to pay to Moving Box amounts equal to all costs and expenses paid or owing to non-affiliated third parties of becoming or remaining an SEC reporting company and maintaining its corporate existence under Delaware law, including legal, accounting, EDGAR fees, SEC filing fees, Delaware corporate fees and similar fees and expenses of third parties.

c. Third, to pay to the Investors a Royalty Payment in an amount equal to $154,000.

d. Fourth, to repay the Wilcken Note and any other amounts advanced to Moving Box or MBE by Wilcken, with all advances in addition to the amount of the Wilcken Note bearing interest and being payable as set forth in the Wilcken Note attached hereto as Exhibit A.  The original Wilcken Note and the subsequent amendment thereto are amended and restated in their entirety in Exhibit A to reflect the assignment of the Wilcken Note and to conform to the terms and conditions of this Agreement.

e. Fifth, all remaining amounts shall be distributed 40% to Investors as a Royalty Payment, 30% to MBE and 30% to UP.

8.  The following terms are defined for purposes of this Agreement as follows:

a. Content.  Any materials, products or assets relating to the Project which are or may be utilized or applied on any media platform and sold worldwide including, but not limited to, movies, DVDs, plays, soundtracks, storylines or screenplays, articles, adaptations, internet use or revenue, cell phone or mobile technologies or applications, books, games, articles or other written product, logos, images or taglines for use in merchandising, any form of merchandise, all rights, licenses, renewals, reissues and adaptations of the story or ideas relating to the movie or the Project in any media form, whether foreign or domestic, and including production or filming credits or incentives, recordings, and money received from any source, in any way related to “A Box For Rob” or concerning the Project during the term of this Agreement and including any and all reissues and releases.

b. Revenue.  All monies received by MBE from the worldwide sale, lease, license, release, distribution, syndication, theatrical release, theatrical and box office sales, residuals, renewals, reproductions in any format, pay-per-view, internet and mobile licensing fees or revenue, merchandising sales or licenses in any way related to the Content or Project.

c. Costs.  All out-of-pocket fees and expenses paid to non-affiliated third parties, but not to any Parties to this Agreement or their Affiliates, incurred by MBE for the manufacturing, distribution, syndication, sale, leasing or licensing of the Content, including third party distributor fees, manufacturing costs for DVD’s or other product, publication fees, and sales fees incurred by MBE and related to the manufacturing, distribution and syndication of the Content.  Costs shall not include any payments and/or distributions made to the Parties or their Affiliates for any reason under this Agreement and specifically shall not include any salaries to any of the Parties under this Agreement or their Affiliates.

d. Project.   The movie and development of other related media products and platforms and the, sale, lease, license, distribution, and syndication for profit.

9.  The term of this Agreement shall begin on the date of execution and shall continue for the full term of all applicable copyrights and trademarks, and all extensions and renewals thereof, concerning or in any way related to the Project or the Content, or for so long as the Project or Content produces any Revenue, whichever occurs last.

10.  The Investors shall have no liability or responsibility other than the payment of funds as set forth in this Agreement.  Investors shall further have no liability or responsibility for any payments to any third parties or creditors of any of the other Parties, nor to any third party, contractor or employee for any personal injury or property damage arising out of the Project.  Nothing contained in this Agreement shall be construed to create a relationship between of any of the other Parties and the Investors as a joint venture or partnership, and the other Parties hereby agrees to fully indemnify and hold Investors harmless, and to defend the Investors against any and all claims of any sort or nature arising out of the Project or Content.

11.  This document contains the entire Agreement between the parties regarding the matters contained herein and constitutes the final, complete and exclusive statement of the Agreement between the parties with respect to the subject matter contained herein.  Nonetheless, this Agreement does not replace or supersede all prior written agreements between or among the parties and the terms and conditions of this Agreement shall govern and supersede any terms contained in any other agreement between or among the parties.

12.  If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and any other provisions of this Agreement will remain in full force and effect.

13.  This Agreement and all matters or disputes arising therefrom shall be governed and construed in accordance with the laws of the State of North Carolina and venue shall be in the County of Wake or in the Federal Courts applicable to the County of Wake, North Carolina.

14.  This Agreement shall be binding upon, and shall inure to the benefit of the parties signing this Agreement, as well as their heirs, successors and assigns.

15.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one in the same instrument.

This Agreement has been executed by the parties either individually or by and through their duly-authorized officers, owners or agents.

MOVING BOX ENTERTAINMENT,LLC

By:	/s/ Andreas Wilcken, Jr.
Andreas Wilcken, Jr., Manager

MOVING BOX, INC.

By:	/s/ Andreas Wilcken, Jr.
Andreas Wilcken, Jr., President

UPTONE PICTURES, INC.

By:	/s/ Michael Davis
Michael Davis, President

/s/ Andreas Wilcken, Jr.
Andreas Wilcken, Jr., INDIVIDUALLY

INVESTORS:

GARRETT, LLC

By:	/s/ Cory Heitz
Cory Heitz, Manager

/s/ Ian Mckinnon
IAN MCKINNON

/s/ Brad Miller
BRAD MILLER

PROMISSORY NOTE
EXHIBIT A

Principal amount:  $110,200.00

Date:   July 13, 2010

The undersigned hereby promises to pay Andreas Wilcken, Jr. the sum of One Hundred and Ten Thousand Two Hundred Dollars ($110,200) representing the following advances from Mr. Wilcken on the following dates:

April 8, 2010 - $28,600.00

May 5, 2010 - $71,600.00

July 13, 2010 - $10,000.00

For a total of $110,200.00

This Note bears interest at the rate of 8% per annum and is payable as provided in the Agreement dated March 21, 2011 to which this Revised Note is attached.  Any unpaid principal and interest on this Note is due July 13, 2020.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgement of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Nevada.

Moving Box, Inc.

By:	/s/ Andreas Wilcken, Jr.
Andreas Wilcken, Jr., Pres.

This Note and all obligations thereon are assigned to Moving Box Entertainment, LLC, its successors and assigns, a North Carolina limited liability company of 222 East Jones Avenue, Wake Forest, North Carolina 27587 pursuant to an agreement between the undersigned dated March 21, 2011 to which this Note is attached.

MOVING BOX ENTERTAINMENT,LLC

By:	/s/ Andreas Wilcken, Jr.
Andreas Wilcken, Jr., Manager

MOVING BOX, INC.

By:	/s/ Andreas Wilcken, Jr.
Andreas Wilcken, Jr., President

/s/ Andreas Wilcken, Jr.
Andreas Wilcken, Jr., INDIVIDUALLY